UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LYDALL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Lydall, Inc.

One Colonial Road

Manchester, CT 06042-2378

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, APRIL 24, 2020

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The following Notice of Change of Location relates to the proxy statement of Lydall, Inc. (the “Company”) dated March 16, 2020 (the “Proxy Statement”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Friday, April 24, 2020 (the “Annual Meeting”). This Supplement, along with a copy of a press release issued by the Company about the change of location, is being filed with the Securities and Exchange Commission and made available to stockholders of the Company on or about April 3, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 24, 2020

To the Stockholders of Lydall, Inc.:

Due to the public health and safety impacts of the coronavirus pandemic (COVID-19) and to support the health and well-being of our employees, directors and stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Lydall, Inc. has been changed. As previously announced, the Annual Meeting will be held on Friday, April 24, 2020 at 9:00 a.m. Eastern Standard Time. However, in light of the public health and safety concerns regarding the COVID-19 pandemic, the Annual Meeting will now be held in a virtual meeting format only. Stockholders will not be able to physically attend the Annual Meeting.

You are entitled to access, participate in, and vote at the Annual Meeting if you were a stockholder as of the close of business on March 2, 2020, the record date. The virtual meeting will be held here: www.virtualshareholdermeeting.com/LDL2020.

To be admitted to the Annual Meeting, you must use the link provided above and enter the control number found on your proxy card, voting instruction form or notice that you previously received with the proxy materials. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you do not have your control number, you may attend the virtual meeting as a guest (non-stockholder) but will not have the option to vote your shares at the virtual meeting. Whether you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the Proxy Statement. There is no change to the proposals to be presented for consideration at the Annual Meeting. The previously distributed proxy card included with the Proxy Statement will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors of Lydall, Inc.,

Chad A. McDaniel

Executive Vice President, General Counsel & Chief Administrative Officer

April 3, 2020

The Annual Meeting on Friday, April 24, 2020 at 9:00 a.m. Eastern Standard Time is available at: www.virtualshareholdermeeting.com/LDL2020. A list of registered stockholders will also be available to record holders during the annual meeting at that same website. The Proxy Statement and Annual Report are available on our Investor Relations website at: https://ir.lydall.com/corporate-profile/default.aspx. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Lydall, Inc.	Telephone 860-646-1233
One Colonial Road	Facsimile 860-646-4917
Manchester, CT 06042-2307	www.lydall.com

specialty engineered products and materials

News Release

LYDALL, INC. ANNOUNCES CHANGE TO ITS ANNUAL MEETING OF STOCKHOLDERS

MANCHESTER, CT - April 3, 2020 - Due to the public health and safety impacts of the coronavirus pandemic (COVID-19) and to support the health and well-being of our employees, directors and stockholders, Lydall, Inc. (NYSE: LDL) today announced that the location of its Annual Meeting of Stockholders has been changed and will be held in a virtual meeting format only at 9:00 a.m. Eastern Standard Time on Friday, April 24, 2020. Stockholders will not be able to attend the Annual Meeting physically. Please click on www.virtualshareholdermeeting.com/LDL2020 to access the virtual meeting.

If you were a stockholder as of the close of business on March 2, 2020 and have your control number, then you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. The control number can be found on your proxy card, voting instruction form or notice that you previously received with the proxy materials. If you do not have your control number, you may attend the virtual meeting as a guest (non-stockholder) but will not have the option to vote your shares at the virtual meeting. Closed captioning will be provided for the duration of the virtual meeting.

Please note that the previously distributed proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Whether you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut with global manufacturing operations producing specialty engineered products for the thermal/acoustical and filtration/separation markets. For more information, visit http://www.lydall.com. is a registered trademark of Lydall, Inc. in the U.S. and other countries.

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For further information: Brendan Moynihan Vice President, Financial Planning and Investor Relations Telephone 860-646-1233 Facsimile 860-646-4917 info@lydall.com www.lydall.com